Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of The Hershey Company (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended April 5, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2009                      /s/ David J. West
                                     David J. West
                                Chief Executive Officer

Date: May 13, 2009                     /s/ Humberto P. Alfonso
                                Humberto P. Alfonso
                                Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.